EXHIBIT 2


                             Dated 27 November 2003
                             ----------------------


                          Hill Street Trustees Limited

                                       and

                             Hung Lay Si Co Limited

                                       and

                                Merle A. Hinrich

             -----------------------------------------------------



                                    AGREEMENT
                            for the sale of shares in
                               Global Sources Ltd

             -----------------------------------------------------

THIS AGREEMENT is made the 27th day of November 2003

BETWEEN

1. Hill Street Trustees Limited of 22 Grenville Street St Helier Jersey JE4 8PX Channel Islands in its capacity as trustee of The Quan Gung '86 Trust (the "QG Trustee");

2. Hung Lay Si Co Limited whose registered office is at PO Box 219GT Strathvale House - North Church Street George Town Grand Cayman Cayman Islands British West Indies (the "Vendor"); and

3. Merle A. Hinrich of 22/F Vita Tower A 29 Wong Chuk Hang Road Aberdeen Hong Kong (the "Purchaser").

WHEREAS:

(a)   The QG Trustee is the trustee of The Quan Gung '86 Trust (the "Trust").

(b) The Trust Fund of the Trust (as defined in the Trust) includes the entire issued share capital of the Vendor.

(c)   The Vendor is the owner of the Sale Shares.

(d)   The Purchaser is the owner of the Personal Shares.

(e) The Company is a public company (being listed on NASDAQ) incorporated under the laws of Bermuda.

(f)   The Purchaser is a director of the Company.

(g) The Vendor has agreed to sell and the Purchaser has agreed to buy the Sale Shares on the terms and conditions set out in this Agreement.

(h) The Purchaser has agreed to create a charge in favour of the Vendor over the Sale Shares and the Personal Shares to secure the payment of the Purchase Price Dividend Payments and Default Interest on the terms and conditions hereinafter contained.

NOW THIS AGREEMENT WITNESSES as follows:

1.    Interpretation 1.1 In this Agreement:

      1.1.1 the following words and expressions have the following meanings, unless they are inconsistent with the context:

            "Average Price" means the mean average price at which common shares of US$0.01 in the capital of the Company have been traded on NASDAQ for the period of three months immediately preceding the date of calculation where such mean average price is calculated as follows:

            (a) by adding together the average of the closing bid and ask price on each trading day during the relevant three month period ("Aggregate Price"); and


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


            (b) by dividing the Aggregate Price by the number of trading days in the relevant three month period;

                  "Business Day" means any day (other than a Saturday or Sunday) which is not a public or bank holiday in the jurisdiction in which the bank referred to in clause 4 (or to be notified to the Purchaser as therein provided) is situate;

                  "Company" means Global Sources Ltd (details of which company are specified in schedule 1 of this Agreement);

                  "Default Interest" means the interest to be paid by the Purchaser to the Vendor pursuant to clause 4.3;

                  "Default Rate" means one per cent per annum above LIBOR;

                  "Dividend Payments" means the dividends payments to be paid by the Purchaser to the Vendor pursuant to clause 5;

                  "LIBOR" means the rate at which US$ deposits of comparable amount to the Purchase Price and for the relevant Default Interest Period (as defined in clause 4.3) are offered to banks in the London Interbank Market at or about 11 a.m. on the first day of such Default Interest Period.

                  "Option Period" means the period from the date of this Agreement until the date upon which the whole of the Purchase Price and the Dividend Payments have been received by the Vendor;

                  "Payment Date" means (subject as hereinafter provided in this definition) whichever is the earlier of:

                  (a) the tenth anniversary of the date of this agreement or if such anniversary is not a Business Day then the next immediately following Business Day; and

                  (b)   the date of the Purchaser's death;

                  it being provided that in the event of the Purchaser becoming subject to any proceedings under any bankruptcy or insolvency laws applicable to him prior to the earlier of the dates mentioned in (a) and (b) of this definition then the Payment Date shall be deemed to be the day immediately preceding the date on which the Purchaser becomes subject to such proceedings;

                  "Personal Shares" means 4,008,221 common shares of US$0.01 each in the capital of the Company which are in the beneficial and legal ownership of the Purchaser prior to the date of this Agreement and "Personal Share" means any one of the "Personal Shares" it being provided that any reference to a Personal Share or to Personal Shares shall be deemed to include (save and except for cash dividends) any rights benefits and proceeds in respect of or derived from such Personal Share or Personal Shares (whether by way of redemption bonus preference options allotments substitution conversion or otherwise) and in the event of any reconstruction or reorganisation of the Company's share capital (whether by consolidation subdivision or otherwise) all of the shares of the Company from time to time representing the same;


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


                  "public company" means a company at least 10% of whose shares are listed on any recognized stock exchange in any part of the world;

                  "Purchase Price" means the sum of US$109,337,056;

                  "Sale Shares" means 13,667,132 common shares of US$0.01 each in the capital of the Company and "Sale Share" means any one of the "Sale Shares" it being provided that any reference to a Sale Share or to Sale Shares shall be deemed to include (save and except for cash dividends) any rights benefits and proceeds in respect of or derived from such Sale Share or Sale Shares (whether by way of redemption bonus preference options allotments substitution conversion or otherwise) and in the event of any reconstruction or reorganisation of the Company's share capital (whether by consolidation subdivision or otherwise) all of the shares of the Company from time to time representing the same;

                  "Secured Personal Shares" means such of the Personal Shares over which the Vendor from time to time has security pursuant to clause 6;

                  "Secured Sale Shares" means such of the Sale Shares over which the Vendor from time to time has security pursuant to clause 6;

                  "Security  Shares"  means the Sale Shares and the Personal
                  Shares;

                  "Security Agreement" means the share charge to be entered into between the Vendor and the Purchaser pursuant to clause 6 of this Agreement (hereinafter as the same may from time to time be amended, varied, supplemented, novated or replaced);

                  "US$" means the lawful currency of the United States of America;

            1.1.2 any reference to a person includes,  where  appropriate,  that person's heirs, personal representatives and successors;

            1.1.3 any  reference  to a  person  includes  any  individual,  body
                  corporate,   corporation,  firm,  unincorporated  association,
                  organisation, trust or partnership;

            1.1.4 except where the context otherwise requires words denoting the singular include the plural and vice versa; words denoting any one gender include all genders; and

            1.1.5 unless otherwise stated, a reference to a clause or a schedule is a reference to a clause or a schedule of this Agreement.

      1.2 Clause headings in this Agreement (including without limitation the schedules) are for ease of reference only and do not affect the construction of any provision.

2.    Sale and Purchase of the Sale Shares

      2.1 Subject to and in accordance with the provisions of this Agreement (and the execution by the Purchaser of the Security Agreement), the Vendor hereby sells and the Purchaser hereby purchases the Sale Shares with effect from the date of this Agreement free from all liens, security interests, charges and other encumbrances of whatsoever nature and with all rights attaching to them.

      2.2 The QG Trustee as owner of the Vendor hereby confirms its agreement to the sale of the Sale Shares to the Purchaser on the terms set out in this Agreement.

3.    Transfer forms

      3.1 The Vendor shall forthwith deliver to the Purchaser duly completed and signed transfers in favour of the Purchaser in respect of the Sale Shares.

      3.2 The Vendor shall also execute such further documentation (if any) as the Purchaser may reasonably request in writing prior to the first anniversary of the date of this Agreement in order to effect the registration of the Sale Shares in the name of the Purchaser (the preparation of any such further documentation being at the cost of the Purchaser).

4.    Payment of Purchase Price and Default Interest

      4.1A Subject to the following provisions of this Agreement the Purchaser shall electronically transfer the Purchase Price into the Vendor's account shown below (or such other account as the Vendor may from time to time notify to the Purchaser in writing) on the Payment
            Date:

            Citibank N.A.
            111 Wall Street
            New York NY 10043, U.S.A.

            SWIFT: CITIUS33
            CHIPS ABA008
            CHIPS UID 270291
            A/C Name: Bank of Bermuda Limited, Hong Kong Branch
            A/C No.: 36022252
            Message: further credit to Hung Lay Si A/C592980

      4.1B The Purchaser may with the agreement of the Vendor pay the Purchase Price and any other sum payable by the Purchaser under this Agreement in a currency other than US$ or by transferring property of any nature (including without limitation shares in the Company) to the Vendor.

      4.2 The Purchaser may at the Purchaser's discretion pay the Purchase Price (or any parts thereof) to the Vendor prior to the Payment Date and (save and except where such payment is not in US$) the Vendor shall be obliged to accept such payments.

      4.3 If any sum due and payable by the Purchaser under this Agreement (whether Purchase Price Dividend Payment or otherwise) is not paid on the due date therefor (the "Unpaid Sum"), the period beginning on such due date and ending on the date upon which the obligation of the Purchaser is discharged shall be divided into successive periods ("Default Interest Periods"), each of which (other than the first which shall commence on the original due date of the Unpaid Sum) shall start on the last day of the preceding such period and the duration of each of which shall be selected by the Vendor. An Unpaid Sum shall bear interest during each Default Interest Period in respect thereof at the Default Rate. Any interest which shall have accrued under this clause in respect of any Unpaid Sum shall be due and payable and shall be paid by the Purchaser on the last day of each Default Interest Period in respect thereof or on such other dates as the Vendor may specify.


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


5.    Dividend Payments

      5.1 Where a dividend is declared by the Company in respect of all or any of the Sale Shares prior to the date of this Agreement but not paid by the Company until on or after the date of this Agreement the Vendor shall be entitled to receive all of such dividends.

      5.2 Where a cash dividend is declared and paid by the Company in respect of any or all of the Secured Sale Shares on or after the date of this Agreement the Purchaser shall within 30 days of receipt of such dividend pay to the Vendor 50% thereof (whether or not such dividend is received before, on or after the date such shares cease to be Secured Sale Shares).

      5.3 The dividends to be paid by the Purchaser to the Vendor pursuant to clause 5.2 are in addition to (and not in part payment of) the Purchase Price.

6.    Security Agreement

      6.1 The Purchaser shall grant to the Vendor security over the Security Shares in respect of the payment of the Purchase Price the Dividend Payments and any Default Interest by the Purchaser to the Vendor under this Agreement the same substantially in the form of the draft security agreement set out in schedule 2 of this Agreement which security agreement shall be executed by the Purchaser and the Vendor simultaneously with their execution of this Agreement.

      6.2 The Purchaser hereby confirms, represents and warrants to the Vendor and to the QG Trustee that the Purchaser is the legal and beneficial owner of the Personal Shares and shall be, following the completion of the sale contemplated herein, the legal and beneficial owner of the Sale Shares and that the same are free from all liens security interests charges and other encumbrances of whatsoever nature and with all rights attaching to them.

      6.3 The Vendor shall have recourse solely to the Security Shares in respect of any non-payment by the Purchaser of the Purchase Price and the Dividend Payments.

      6.4 In respect of every US$8 of the Purchase Price received by the Vendor from the Purchaser (whether pursuant to clauses 4 or 7 of this Agreement or otherwise) the Vendor shall release the security held by the Vendor under the Security Agreement over one of the Sale Shares provided that: (a) no such release shall be made at any time when any Dividend Payments or Default Interest are outstanding and
            (b) no such release shall be made at any time the Vendor reasonably believes that such release may in any way jeopardise the security created or purported to be created by the Security Agreement over the Security Shares or any of them and (c) no Sale Share may be released from the security until the parties have entered into a deed of release and any other deed or agreement required to release such Sale Share.

      6.5 If at any time prior to the Payment Date the value of the Secured Personal Shares exceeds 50% of such of the Purchase Price as has not yet been paid by the Purchaser the Vendor shall upon the written request of the Purchaser release the security held by the Vendor under the Security Agreement over such of the Personal Shares as are in the opinion of the Vendor sufficient to ensure that the value of any Personal Shares remaining subject to the Security Agreement is at least equal to such 50% it being provided that:


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


            (A) no such release shall be made at any time when any Dividend Payments or Default Interest are outstanding; and

            (B)   no  such  release  shall  be  made  at  any  time  the  Vendor reasonably believes that such release may in any way jeopardise the security created or purported to be created by the Security Agreement over the Security Shares or any of them; and

            (C) no Secured Personal Share may be released from the security until the parties have entered into a deed of release and any other deed or agreement required to release such Secured Personal Share; and

            (D) the value of each of the Secured Personal Shares at any relevant time shall be deemed to be the Average Price or if common shares of US$0.01 in the capital of the Company shall have ceased to be traded on NASDAQ for whatsoever reason shall be determined in such manner as the Vendor may from time to time reasonably think fit.

      6.6   Save and except in the  circumstances  mentioned  in clauses 6.4 and
            6.5 any release of the security held by the Vendor under the Security Agreement shall be at the absolute discretion of the Vendor.

      6.7 The Purchaser hereby acknowledges and agrees that nothing in this Agreement shall require the Vendor to release any security it holds at any time over any of the Security Shares if such release may jeopardise the security held by the Vendor under the Security Agreement over any of the Security Shares and the Purchaser covenants to execute such other documentation (if any) as the Vendor may from time to time request in writing to confirm the Vendor's security over such other Security Shares.

7.    Sales of Shares by the Purchaser

      7.1 If at any time during the Option Period the Purchaser wishes to sell or otherwise transfer alienate or dispose of all or any of the Secured Personal Shares and the Secured Sale Shares (the "Offered Shares") to any person (the "Prospective Buyer") other than the Vendor and the QG Trustee and other than in the circumstances mentioned in clause 8 he shall provide the Vendor and the QG Trustee with:

            (A) written notification of (a) the intended transfer to the Prospective Buyer; (b) the number of the Offered Shares; and
                  (c) the terms and conditions of such transfer including without limitation the price (the "Offer Price") to be paid by the Prospective Buyer for each of the Offered Shares; and

            (B) written confirmation from the Prospective Buyer of the matters referred to in (A) of this clause 7.1

      7.2 Each of the Vendor and the QG Trustee may within 28 days of receipt of the notice and confirmation referred to in clause 7.1 offer to purchase all or any of the Offered Shares on the same terms and conditions including without limitation the Offer Price by notice in writing to the Purchaser.

      7.3 In the event of both the Vendor and the QG Trustee making an offer to purchase all or any of the Offered Shares as referred to in clause 7.2 so that the offers exceed the number of Offered Shares available for purchase then the offers of the Vendor and the QG Trustee shall abate pro rata.


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


      7.4 In the event of both the Vendor and the QG Trustee or either of them making an offer to purchase all or any of the Offered Shares as referred to in clause 7.2 (each an "Offeror") then, subject to clauses 7.3 and 7.5, the Purchaser shall, subject to the prior approval of the Bermuda Monetary Authority (if required), be obliged: (a) to sell the relevant Offered Shares on the same terms and conditions including without limitation the Offer Price to the relevant Offeror within 28 days of receipt of such offer; and (b) within 28 days of receipt of such offer, deliver to the Offeror duly completed and signed transfers in favour of the Offeror in respect of the relevant Offered Shares; and (c) execute such further documentation (if any) as the Offeror may reasonably request in order to effect the registration of the relevant Offered Shares in the name of the Offeror or its nominee.

      7.5   (A)   If the Offeror is the Vendor then the Vendor shall be entitled to deduct  from the  Offer  Price  any of the  Purchase  Price
                  Dividend Payments and Default Interest which have not yet been paid by the Purchaser.

            (B)   If the Offeror is the QG Trustee then:

                  (a) the QG Trustee shall be entitled to deduct from the Offer Price any of the Purchase Price Dividend Payments and Default Interest which have not yet been paid by the Purchaser and pay the same directly to the Vendor; and

                  (b) the QG Trustee shall pay the balance (if any) of the Offer Price to the Purchaser.

      7.6 If neither the Vendor nor the QG Trustee offer to purchase any of the Offered Shares then subject to clause 6 and the prior written approval of the Bermuda Monetary Authority (if necessary), the Purchaser may transfer the same to the Prospective Buyer at the Offer Price and:

            (A) the Vendor shall (subject to the receipt by it of the payment in 7.6(B) below) waive the option held by the Vendor under clause 9 over the relevant Offered Shares; and

            (B) the Purchaser shall ensure that the Prospective Buyer shall immediately pay the Offer Price for each of the relevant Offered Shares directly to the Vendor which shall be applied by the Vendor in or towards (as the case may be) payment of any of the Purchase Price Dividend Payments and Default Interest which has not yet been paid by the Purchaser.

      7.7 Where any deduction is made by the Vendor under clause 7.5(A) or any payment is made to the Vendor under clause 7.5(B) or 7.6(B) the Vendor shall have absolute discretion as to whether the same is applied in or towards (as the case may be) payment of any one or more of the Purchase Price Dividend Payments or Default Interest which have not yet been paid by the Purchaser and if more than one in what proportions.

      7.8 Notwithstanding the foregoing provisions of this clause 7, under no circumstances may the Purchaser transfer or sell the Offered Shares to any person other than the Vendor without (a) the prior consent in writing of the Vendor (it being agreed that such consent may only be withheld if the Vendor reasonably believes such sale may in any way jeopardise the security created or purported to be created by the Security Agreement over the Security Shares or any of them) and (b) the Offered Shares being first released from the security held by the Vendor under the Security Agreement.


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


      8. Sale of Shares by the Purchaser on NASDAQ

      8.1 If at any time during the Option Period the Purchaser wishes to sell all or any of the Secured Personal Shares and the Secured Sale Shares (in this clause 8 the " Public Offered Shares") on NASDAQ (or on any other recognized stock exchange in any part of the world on which any of the shares of the Company are from time to time listed) at the market price from time to time prevailing for the Public Offered Shares he shall provide the Vendor and the QG Trustee with written notification of:

            (a)   the intended sale;

            (b)   the name of the relevant stock exchange;

            (c)   the number of the Public Offered Shares; and

            (d) the average of the closing bid and ask price (or the equivalent thereof in the case of a stock exchange other than NASDAQ) for shares in the Company of the same class as the Public Offered Shares prevailing on the last trading day on the relevant stock exchange immediately preceding the date of such notice (in this clause 8 the "Public Offer Price").

      8.2 Each of the Vendor and the QG Trustee may within 28 days of receipt of the notice referred to in clause 8.1 offer to purchase all or any of the Public Offered Shares at the Public Offer Price by notice in writing to the Purchaser.

      8.3 In the event of both the Vendor and the QG Trustee making an offer to purchase all or any of the Public Offered Shares as referred to in clause 8.2 so that the offers exceed the number of Public Offered Shares available for purchase then the offers of the Vendor and the QG Trustee shall abate pro rata.

      8.4 In the event of both the Vendor and the QG Trustee or either of them making an offer to purchase all or any of the Public Offered Shares as referred to in clause 8.2 (in this clause 8 each a "Public Offeror") then, subject to clauses 8.3 and 8.5, the Purchaser shall, subject to the prior approval of the Bermuda Monetary Authority (if required), be obliged: (a) to sell the relevant Public Offered
            Shares at the Public Offer Price to the relevant Public Offeror within 28 days of receipt of such offer; and (b) within 28 days of receipt of such offer, deliver to the Public Offeror duly completed and signed transfers in favour of the Public Offeror in respect of the relevant Public Offered Shares; and (c) execute such further documentation (if any) as the Public Offeror may reasonably request in order to effect the registration of the relevant Public Offered Shares in the name of the Public Offeror.

      8.5   (A)   If the Public  Offeror is the Vendor then the Vendor  shall be entitled to deduct from the Public Offer Price any of the Purchase Price Dividend Payments and Default Interest which have not yet been paid by the Purchaser.

            (B)   If the Public Offeror is the QG Trustee then:

                  (a) the QG Trustee shall be entitled to deduct from the Public Offer Price any of the Purchase Price Dividend Payments and Default Interest which have not yet been paid by the Purchaser and pay the same directly to the Vendor; and

                  (b) the QG Trustee shall pay the balance (if any) of the Public Offer Price to the Purchaser.

      8.6 If neither the Vendor nor the QG Trustee offer to purchase any of the Public Offered Shares then subject to clause 6 and the prior written approval of the Bermuda Monetary Authority (if necessary), the Purchaser may sell the same within 56 days of the date of the notice referred to in clause 8.1 on the stock exchange specified in such notice at the market price from time to time prevailing for the relevant Public Offered Shares and:

            (A) the Vendor shall (subject to the receipt by it of the payment in 8.6(B) below) waive the option held by the Vendor under clause 9 over the relevant Public Offered Shares; and

            (B) the Purchaser shall ensure that the buyer of the relevant Public Offered Shares shall immediately pay the Public Offer Price for each of the relevant Public Offered Shares directly to the Vendor which shall be applied by the Vendor in or towards (as the case may be) payment of any of the Purchase Price Dividend Payments and Default Interest which has not yet been paid by the Purchaser.

      8.7 The provisions of clause 7.7 shall mutatis mutandis apply to any deduction made by the Vendor under clause 8.5(A) and any payment made to the Vendor under clause 8.5(B) or 8.6(B).

      8.8 Notwithstanding the foregoing provisions of this clause 8, under no circumstances may the Purchaser transfer or sell the Public Offered Shares to any person other than the Vendor without (a) the prior consent in writing of the Vendor (it being agreed that such consent may only be withheld if the Vendor reasonably believes such sale may in any way jeopardise the security created or purported to be created by the Security Agreement over the Security Shares or any of them) and (b) the Public Offered Shares being first released from the security held by the Vendor under the Security Agreement.

9.    Call Option

      9.1 The Purchaser hereby grants to the Vendor an option to purchase the Secured Sale Shares at the price of US$8 for each Secured Sale Share (the "Call Price") upon the terms and conditions set out in this clause 9.

      9.2 The option granted by this clause 9 may be exercised in whole or in part from time to time during the Option Period on or after the date (if any) on which the Company ceases to be a public company.

      9.3 The option granted by this clause 9 shall be exercisable by notice in writing (the "Exercise Notice") served upon the Purchaser and specifying the number of the Secured Sale Shares to be purchased and the date (the "Completion Date") on which the completion of the sale and purchase of the relevant Secured Sale Shares is to take place.

      9.4 The Completion Date shall be a Business Day not less than 10 and not more than 20 days after the date of receipt by the Purchaser of the Exercise Notice or such other Business Day as the Purchaser and the Vendor may in writing agree.

      9.5 Subject to prior approval being granted by the Bermuda Monetary Authority for the transfer of the relevant Secured Sale Shares to the Vendor, the relevant Secured Sale Shares shall be sold on exercise of the option granted by this clause 9 with effect from the Completion Date free from all liens security interests charges and other encumbrances of whatsoever nature.

      9.6 If the option granted by this clause 9 shall be exercised (in whole or in part) the sale and purchase of the relevant Secured Sale Shares shall be completed on the Completion Date at such place as may be agreed between the Purchaser and the Vendor when the Purchaser shall deliver to (or make available to the satisfaction
            of) the Vendor definitive certificates for the relevant Secured Sale Shares together with transfers thereof duly executed by the registered holders thereof in favour of the Vendor and any further acts, deeds, documents and things as the Vendor may reasonably require to vest legal and beneficial ownership of the relevant Secured Sale Shares in the Vendor or its nominees free from all charges, liens, costs, expenses and encumbrances.

      9.7 Subject to the Purchaser having complied in all respects with his obligations under this clause 9 the Vendor shall transfer to the Purchaser the Call Price in respect of each of the Secured Sale Shares purchased less any of the Purchase Price Dividend Payments and Default Interest which have not yet been paid by the Purchaser.

      9.8 The Vendor may without the consent of the Purchaser transfer or assign the option granted by this clause 9 (in whole or in part) or any benefits in or rights under this clause 9 to the QG Trustee and in the event of any exercise of the option granted by this clause 9 by the QG Trustee:

            (A) the QG Trustee shall be entitled to deduct from the Call Price any of the Purchase Price Dividend Payments and Default Interest which have not yet been paid by the Purchaser and pay the same directly to the Vendor; and

            (b) the QG Trustee shall pay the balance (if any) of the Call Price to the Purchaser.

      9.9 The provisions of clause 7.7 shall mutatis mutandis apply to any deduction made by the Vendor under clause 9.7 and any payment made to the Vendor under clause 9.8.

10.   Vendor's Warranties

      The Vendor warrants to the Purchaser that the Vendor has full power and authority to enter into and perform this Agreement which constitutes or when executed shall constitute valid legal and binding obligations on the Vendor.

11.   Purchaser's Warranties Confirmations and Undertakings

      11.1 The Purchaser warrants to the Vendor and to the QG Trustee that he is of full legal capacity and that this Agreement and the Security Agreement constitute, or when executed shall constitute, valid, legal and binding obligations on the Purchaser.

      11.2 The Purchaser confirms and warrants to the Vendor and to the QG Trustee that:

            (a) he is a director of the Company and as such has full knowledge of the financial standing and activities of the Company; and

            (b) he has not been induced to enter into this Agreement by any representation or warranty of the Vendor or the QG Trustee; and

            (c) to the best of his knowledge, there is no action, suit, proceeding or claim in any court or before any arbitrator or before or by any governmental department pending or threatened against the Purchaser which may interfere with the consummation of the transactions contemplated in this Agreement or the Security Agreement; and

            (d) the Personal Shares are duly authorised, validly issued and fully paid and there are no moneys or liabilities outstanding in respect of the Personal Shares; and

            (e)   he is solvent and able to pay his debts as they fall due; and

            (f) in executing, delivering, performing and complying with this Agreement and the Security Agreement the Purchaser shall not contravene any existing applicable law, statute, decree, rule, order or regulation in any jurisdiction to which the Purchaser or any of the Purchaser's assets or revenues is subject nor shall contravene any order, judgement, injunction, decree, resolution, determination or award of any court or any judicial, administrative or government authority in any jurisdiction applicable to the Purchaser or the Purchaser's assets and revenues.

      11.3 The Purchaser hereby undertakes to the Vendor and the QG Trustee that save as expressly provided to the contrary in this Agreement the Purchaser shall not during the Option Period dispose of the Security Shares or any of them or any interests in or rights attaching thereto or create or allow to be created any liens security interests charges or other encumbrances of whatsoever nature over the Security Shares or any of them or any interests in or rights attaching thereto or agree to do any of such things.

      11.4 All payments to be made by the Purchaser under this Agreement shall be made without set-off or counterclaim and without any deduction or withholding whatsoever. If the Purchaser is obliged by law to make any deduction or withholding from any such payment, the amount due from the Purchaser in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Vendor or the QG Trustee (as applicable) received a net amount equal to the amount the Vendor or the QG Trustee (as applicable) would have received had no such deduction or withholding been required to be made.

      11.5 The Purchaser confirms that he understands that the Sale Shares have not been registered under the U.S. Securities Act of 1933, as amended (the "Act"), and may not be sold except pursuant to an effective registration statement or pursuant to a duly available exemption from such registration requirements.

      11.6 The Purchaser confirms that (a) no offer to purchase the Sale Shares was made to him by the Vendor, the QG Trustee or any of their respective affiliates, representatives or agents in the United States, (b) at the time the buy order was, is or will be originated, he was, is or will be (as applicable) outside the United States and
            (c) he is not resident in the United States.

      11.7 The Purchaser confirms that he is purchasing the Sale Shares for his own account and not with a view to distribution in violation of the Act.

      11.8 The Purchaser acknowledges that, so long as appropriate, a legend similar to the following may appear on the certificates representing the Sale Shares: "These securities have not been registered under the Securities Act of 1933 and may be re-offered and sold only if so registered or if an exemption from registration is available.

      11.9 The Purchaser confirms that he is a sophisticated business man and that prior to entering into this Agreement he has taken such advice (including without limitation legal advice) as he considers necessary.

12.   Disputes

      12.1 Both the Personal Shares and the Sale Shares have been defined in clause 1.1.1 as including not only respectively the original 4,008,221 and 13,667,132 common shares of US$0.01 each in the capital of the Company (each an "Original Share") but also (save and except for cash dividends) any rights benefits and proceeds in respect of or derived from such shares (whether by way of redemption bonus preference options allotments substitution conversion or otherwise) and in the event of any reconstruction or reorganisation of the Company's share capital (whether by consolidation subdivision or otherwise) all of the shares of the Company from time to time representing the same ("Additional Property").

      12.2 In determining at any relevant time what Additional Property is attributable to or then represents an Original Share all of the parties to this Agreement are required to act in good faith.

      12.3 If (notwithstanding the requirement in 12.2 to act in good faith) any dispute or question whatsoever shall arise between any of the parties to this Agreement relating to what Additional Property is attributable to or then represents an Original Share then in the absence of agreement between such parties thereon the same may be referred to an independent chartered accountant acting as an expert and not as an arbitrator to be selected jointly by such parties or in the event of such parties failing to make a selection within 60 days of the dispute or question arising to be selected by the President for the time being of the Institute of Chartered Accountants in England and Wales (unless such person is or has been a director or employee of the Company in which case the Vice President shall so select) on the application of any of such parties. Such expert shall be required in every case to provide written reasons for arriving at his decision which decision shall be final and binding save in the case of manifest error. The proper charges of the said expert and all legal and other costs incurred in connection with such determination shall be paid by such parties in equal shares.

13.   Heirs and Assigns

      This Agreement shall be binding upon each party's heirs, personal representatives, successors and assigns (as the case may be) but (save as otherwise expressly provided in this Agreement) none of the rights or obligations of the parties under this Agreement may be assigned or transferred without the written approval of all the other parties and in such case the approval shall be at the absolute discretion of the person giving it.

14.   Costs

      All costs, charges and expenses of and incidental to the negotiation, preparation, execution or completion of this Agreement and the Security Agreement shall (save as otherwise expressly provided in this Agreement) be borne solely by the party who incurred the liability.

15.   Service of Notice

      Any notice required to be given by any of the parties under this Agreement may be sent by post or facsimile to the address and facsimile number of the addressee as set out in this Agreement, in either case marked for the attention of the relevant person named below, or to such other address and/or facsimile number and/or marked for the attention of such other person as the addressee may from time to time have notified for the purposes of this clause. Communications sent by post shall be deemed to have been received 48 hours after posting. Communications by facsimile transmission shall be deemed to have been received at the time of transmission. In proving service by post it shall only be necessary to prove that the notice was contained in an envelope which was duly addressed and posted in accordance with this clause and in the case of facsimile transmission it shall be necessary to prove that the facsimile was duly transmitted to the correct number.

                  (a)   To the Vendor:

                        Address: PO Box 219GT Strathvale House - North Church Street George Town Grand Cayman Cayman Islands British West Indies

                        Fax number: 1 345 949 4590

                        For the attention of: William R Seitz

                  (b)   To the Purchaser:

                        Address: 22/F Vita Tower A 29 Wong Chuk Hang Road Aberdeen Hong Kong

                        Fax number: 00 852 2873 0369

                        For the attention of: the Purchaser

                  (c)   To the QG Trustee:

                        Address: 22 Grenville Street, St Helier, Jersey JE4 8PX Channel Islands

                        Fax number: +44 (0) 1534 609 333

                        For the attention of: Richard Francis Valpy Jeune

16.   Whole Agreement

      16.1 This Agreement and the documents referred to in it contain the whole agreement between the parties relating to the transactions contemplated by this Agreement and supersede all previous negotiations, understanding and agreements between the parties relating to these transactions.

      16.2 Each of the parties acknowledges and agrees that, in entering into this Agreement and any document referred to in it, he or it has not relied on any representation, warranty, collateral contract or other assurance (except those set out in this Agreement or the documents referred to in it) made by or on behalf of any other party before the signature of this Agreement. Each of the parties irrevocably and unconditionally waives all rights and remedies which, but for this sub-clause, might otherwise be available to him or it in respect of any such representation, warranty, collateral contract or other assurance, including, but not limited to, the right to rescind this Agreement and/or claim damages for any misrepresentation, whether or not contained in this Agreement.

17.   General

      17.1 Time shall be of the essence in this Agreement, both as regards the dates and periods specifically mentioned and as to any dates and periods which may by agreement in writing between or on behalf of the parties hereto be substituted for them.

      17.2 No variation of this Agreement shall be valid unless it is in writing and signed by or on behalf of each of the parties.

      17.3 The failure to exercise or delay in exercising a right or remedy under this Agreement shall not constitute a waiver of the right or remedy or a waiver of any other rights or remedies and no single or partial exercise of any right or remedy under this Agreement shall prevent any further exercise of the right or remedy or the exercise of any other right or remedy.

      17.4 The invalidity, illegality or unenforceability of any provision of this Agreement shall not affect or impair the continuation in force of the remainder of this Agreement.

      17.5 This Agreement may be executed in any number of counterparts, each of which when executed and delivered constitutes an original of this Agreement, but all the counterparts shall together constitute one and the same Agreement. No counterpart shall be effective until each party has executed at least one counterpart.

18.   Governing law

      This Agreement shall be governed and construed in accordance with the laws of Bermuda and the parties hereto hereby submit to the non-exclusive jurisdiction of the Courts of Bermuda in connection herewith.

                                   SCHEDULE 1
                                   THE COMPANY

Name:                         Global Sources Ltd

Registration Number:          27310

Date of Incorporation:        9 November 1999

Place of Incorporation:       Bermuda

Registered Office:            Canon's Court, 22 Victoria Street, Hamilton,
                              Bermuda HM 12.

Authorised Share Capital:     50,000,000 shares of US$0.01 each.

Issued Share Capital:         26,313,949 shares of US$0.01 each.

                                   SCHEDULE 2
                             THE SECURITY AGREEMENT

THIS CHARGE OVER SHARES is entered into this      day of November 2003


BETWEEN:

(1) Merle A. Hinrich of 22/F Vita Tower A, 29 Wong Chuk Hang Road, Aberdeen, Hong Kong, ( the "Chargor"); and

(2) Hung Lay Si Co Limited whose registered office is at P.O. Box 219GT Strathvale House, North Church Street, George Town, Grand Cayman, Cayman Islands, British West Indies (the "Secured Party"); and

(3) Hill Street Trustees Limited of 22 Grenville Street, St Helier Jersey JE4 8PX Channel Islands in its capacity as trustee of The Quan Gung '86 Trust (the "QG Trustee")

BACKGROUND:

(A) Pursuant to the Share Purchase Agreement dated on or about the date of this Deed, the Secured Party has agreed to sell and the Chargor has agreed to purchase 13,667,132 common shares of Global Sources Ltd.

(B) In addition to the shares purchased by the Chargor pursuant to the Share Purchase Agreement, the Chargor is the legal and beneficial owner of 4,008,221 common shares of the Company being registered in the name of the Chargor and fully paid up.

(C) In order to secure his obligations under the Share Purchase Agreement the Chargor has agreed to execute and deliver this Deed in favour of the Secured Party, for the benefit of the Secured Party.

NOW THEREFORE THE PARTIES HAVE AGREED AS FOLLOWS:

1.    DEFINITIONS AND INTERPRETATION

      1.1   In this Deed, including the Background:

            "Act" means the Conveyancing Act 1983 of Bermuda;

            "Business Day" means any day normally treated as a business day in Bermuda and New York;

            "Charged Property" means the all Security Shares and the Related Rights;

            "Company" means Global Sources Ltd. being the company that has issued the Security Shares which comprise the Charged Property;

            "Default Rate" has the meaning as set out in Clause 1.1.1 of the Share Purchase Agreement;

            "Event of Default" means the failure of the Chargor to comply with any obligation, representation or warranty expressed to be assumed by it in the Share Purchase Agreement and/or this Deed;

            "Global Sources Ltd." means Global Sources Ltd., an exempted company incorporated in Bermuda with registration number 27310;

            "Personal Shares" means all the 4,008,221 common shares of U.S. $.01 each in the share capital of Global Sources Ltd which are not Sale Shares and which are on or prior to the date hereof held by, or to the order or on behalf of the Chargor and in the event of any reconstruction or re-organisation of the Company's share capital (whether by consolidation, subdivision or otherwise) all the shares of the Company from time to time representing the same;

            "Related Rights" means all dividends, interest and other monies payable in respect of the Security Shares and all other rights, benefits and proceeds in respect of or derived from the Security Shares (whether by way of redemption, bonus, preference, option, allotments, substitution, reconstruction, conversion or otherwise);

            "Sale Shares" means all the 13,667,132 common shares of U.S. $.01 each in the share capital of Global Sources Ltd. purchased by the Chargor from the Secured Party on or about the date hereof and held by, or to the order or on behalf of the Chargor at any time and in the event of any reconstruction or re-organisation of the Company's share capital (whether by consolidation, subdivision or otherwise) all the shares of the Company from time to time representing the same;

            "Secured Obligations" means the all obligations owing to the Secured Party and/or the QG Trustee by the Chargor under or pursuant to the Share Purchase Agreement, whether present or future, actual or contingent (and whether incurred by the Chargor alone or jointly, and whether as principal or surety or in some other capacity);

            "Security Period" means the period beginning on the date of this Deed and ending on the date upon which the Secured Party is satisfied that all of the Secured Obligations have been unconditionally and irrevocably paid and discharged in full or all of the security hereby created has been unconditionally released and discharged;

            "Security Shares" means all the Personal Shares and the Sale Shares being 17,675,353 common shares of US$.01 each in the share capital of Global Sources Ltd. as described in Schedule 1 and held by, to the order or on behalf of the Chargor at any time;

            "Share Purchase Agreement" means the agreement dated on or about the date hereof, between the Chargor, the QG Trustee and the Secured Party whereby, the Secured Party agreed to sell and the Chargor agreed to buy the Sale Shares (hereinafter as the same may from time to time be amended, varied, supplemented, novated or replaced); and

      1.2   In this Deed:

            (a)capitalised  terms defined in the Share Purchase  Agreement have, unless expressly defined in this Deed, the same meaning in this Deed;

            (b)references  to  statutory   provisions   shall  be  construed  as
               references to those provisions as amended or re-enacted or as their application is modified by other provisions from time to time and shall include references to any provisions of which they are re-enactments (whether with or without modification);

            (c)references to clauses and schedules are references to clauses and schedules of this Deed; references to sub-clauses or paragraphs are, unless otherwise stated, references to sub-clauses of the clause or paragraphs of the schedule in which the reference appears;

            (d)references  to the  singular  shall  include  the plural and vice versa and references to the masculine shall include the feminine and/or neuter and vice versa;

            (e)references  to persons  shall  include  companies,  partnerships, associations and bodies of persons, whether incorporated or unincorporated;

            (f)references  to assets  include  property,  rights  and  assets of every description;

            (g)references  to any document are to be construed as  references to
               such  document  as  amended,   varied,   modified,   replaced  or
               supplemented from time to time;

            (h)headings  to clauses are for  convenience  only and have no legal effect whatsoever;

            (i)references  to the  Secured  Party  includes  its  successors  or assigns; and

            (j)an Event of Default is  'continuing'  or  'subsisting'  if it has
               not been waived or remedied.

      1.3 In this Deed, any reference to "person" is a reference to an individual, partnership, corporation, joint venture, association, joint stock company, trust, business trust or unincorporated organisation, limited liability company, or a government agency or political subdivision thereof.

      1.4 If the Secured Party considers that an amount paid by the Chargor is capable of being avoided or otherwise set aside then that amount shall not be considered to have been irrevocably paid for the purposes of this Deed.

2.    SECURITY

      2.1 This Deed is given for good consideration and the Chargor shall discharge and pay (when due and payable) each of the Secured Obligations at the times and in the manner specified in the Share Purchase Agreement and this Deed.

      2.2 The Chargor, as the legal and beneficial owner of the Security Shares hereby:

            (a) charges by way of first equitable mortgage, in favour of the Secured Party as a continuing security for the due and punctual performance of the Secured Obligations all of its right, title and interest in, to and under the Charged Property; and

            (b) subject to the terms of this Deed, hereby assigns and agrees to assign to the Secured Party by way of security all benefits present and future, actual and contingent accruing in respect of the Charged Property and all the Chargor's rights, title and interest to and in the Charged Property including (without limitation) all voting and other consensual powers pertaining to the Charged Property.

3.    COVENANTS BY THE CHARGOR

      The Chargor hereby covenants with the Secured Party that (unless otherwise indicated) from the date hereof until all of the Secured Obligations have been paid and discharged in full:

      3.1   there shall be deposited with the Secured Party by way of security:


            (a) the original share certificates in respect of the Personal Shares and any other instruments evidencing the right, title and interest of the Chargor in, to and under the Charged Property;

            (b) no later than the last Business Day of December 2003, the original share certificates in respect of the Sale Shares and any other instruments evidencing the right, title and interest of the Chargor in, to and under the Charged Property;

      (c) an irrevocable proxy from the Chargor in respect of the Security Shares substantially in the form contained in Schedule 2 (such proxy may not be exercised by the Secured Party until on or after such time as the security hereby constituted becomes enforceable in accordance with the terms of this Deed);

      (d) the original blank share transfer forms appearing on the reverse side of the original share certificates delivered in Clause 3.1 (a) above in respect of the Charged Property, executed in blank by the Chargor;

      (e) no later than the last Business Day of December 2003, the original blank share transfer forms appearing on the reverse side of the original share certificates delivered in Clause 3.1 (b) above in respect of the Charged Property, executed in blank by the Chargor; and

      (f) if the Secured Party requests, the blank share transfer forms in respect of the Charged Property executed by the Chargor in blank substantially in the form of the share transfer forms appearing on the reverse of the Security Shares; and

      (g) such other documents, duly executed by the Chargor, as the Secured Party may from time to time require for perfecting its title to the Charged Property.

      3.2 that upon the Chargor becoming the registered or beneficial owner of and receiving share certificates (or other documents of title) in respect of any Security Shares or Related Rights, deliver items (a),
            (b), (c), (d), (e), (f) and (g) to the Secured Party as appropriate, in respect of such Related Rights and Security Shares;

      3.3 the Chargor shall remain liable to perform all the obligations assumed by it in relation to the Charged Property and the Secured Party shall be under no obligation of any kind whatsoever in respect thereof or be under any liability whatsoever in the event of any failure by the Chargor to perform its obligations in respect thereof;

      3.4 the Chargor shall duly and promptly pay all calls, instalments or other payments which may be made or become payable in respect of the Charged Property as and when the same from time to time become due and upon the occurrence, and during the continuation, of an Event of Default the Secured Party may, if it thinks fit, make such payments or discharge such obligations on behalf of the Chargor, but where the Secured Party does make such payment that amount shall be repayable by the Chargor and pending the repayment shall constitute part of the Secured Obligations notwithstanding that demand for repayment has not been made by the Secured Party;

      3.5 the Chargor shall promptly comply with any valid notice duly served on it pursuant to the Companies Act 1981 or under the Bye-Laws of the Company;

      3.6 that upon receiving any material communication in respect of the Charged Property the Chargor shall immediately notify the Secured Party of the nature and content of that communication and where such communication is in writing the Chargor shall immediately provide a copy to the Secured Party;

      3.7 that he/she shall not without the prior written consent of the Secured Party:

            (a)permit any other person  other than the Chargor to be  registered as holder of the Charged Property or any part thereof;

            (b)except  pursuant  to  Clause  2  (Security),  create  or agree or attempt to create or permit to exist (in favour of any person other than the Secured Party), any assignment, charge or other interest over the whole or any part of the Charged Property, or agree to do so;

            (c)sell,  transfer,  assign,  lease,  hire  out,  lend or  otherwise dispose of any of the Charged Property or permit any person to sell, transfer, assign, lease, hire out, lend or otherwise dispose of any of the Charged Property; or

            (d)dispose  of the  equity of  redemption  in  respect of all or any part of the Charged Property.

      3.8 shall not do or cause or permit to be done anything which may in some way depreciate, jeopardise or otherwise prejudice the value to the Secured Party of the Charged Property; and

      3.9   agrees that:

            (a)the Secured  Party and its  nominees at its own  discretion  may, after an Event of Default has occurred, exercise in the name of the Chargor or otherwise at any time whether before or after demand for payment and without any further consent or authority on the part of the Chargor in respect of the Charged Property any voting rights and any powers or rights which may be exercisable by the Chargor but such power shall be exercisable subject to the provisions of Clause 4; and

            (b)the Chargor will, if so requested by the Secured  Party,  subject to the approval of the Bermuda Monetary Authority (if required), transfer all or any part of the Charged Property to such nominees or agents wheresoever situate as the Secured Party may select and that the Secured Party may hold all or any part of the Charged
               Property in any branch of the Secured Party or with any correspondents or agents whether in Bermuda or overseas and that all the Charged Property shall be held at the expense risk and responsibility of the Chargor.

4.    DIVIDENDS AND VOTING RIGHTS

            The Chargor hereby agrees with the Secured Party that (i) except following the occurrence of an Event of Default, and (ii) unless written notice thereof has been given by the Secured Party to the Chargor, the Chargor shall be entitled to:

            (a)subject to the terms of the Share Purchase Agreement, receive all dividends, distributions and other amounts arising from the Security Shares; and

            (b)exercise all voting and any other  consensual  rights in relation to the Security Shares provided that the Chargor shall not exercise such voting rights in any manner, or otherwise act or omit to act in any manner which could reasonably be expected to violate any of the terms of the Share Purchase Agreement or this Deed or which could reasonably be expected to have the effect of impairing the security created by this Deed or the rights and remedies of the Secured Party.

5.    REPRESENTATIONS AND WARRANTIES BY CHARGOR

      The Chargor represents and hereby warrants to the Secured Party as at the date hereof and on each date during the period for which the security over the Charged Property subsists with reference to the facts and circumstances then existing:

      5.1 the Chargor is the sole, absolute and beneficial owner and registered holder of the Charged Property as described in Schedule 1 (or, in respect of the Sale Shares only, will be the absolute and beneficial owner and registered holder of the Sale Shares on or about the date of the Share Purchase Agreement) free from any security interest (other than those created by this Deed), that no other person save the Secured Party has any right or interest of any sort whatsoever in or to the Charged Property and that there are no agreements or arrangements (including any restrictions on transfer or rights of pre-emption) affecting the Charged Property in any way which would or might in any way fetter or otherwise prejudice the rights of the Secured Party or any chargee of the Charged Property;

      5.2 save as otherwise permitted in the Share Purchase Agreement, the Chargor has not sold or otherwise disposed of or agreed to sell or otherwise dispose of or grant or agreed to grant any option in respect of all or any of its rights, title and interest in and to the Charged Property;

      5.3 the Security Shares comprising the Charged Property are duly authorised, validly issued and fully paid and there are no moneys or liabilities outstanding in respect of any of the Security Shares;

      5.4   the  Chargor is solvent  and able to pay its debts as they fall due;

      5.5 the transfer of the Security Shares or the charge over the Security Shares or the assignment each as contemplated by this Deed is not prohibited by the Memorandum of Association or the Bye-Laws of the Company;

      5.6 this Deed constitutes the legal, valid, binding obligations of the Chargor, enforceable against the Chargor in accordance with its terms;

      5.7   the Chargor has the power to own all its  property  and assets;

      5.8 the Chargor has full power and authority to execute and deliver this Charge and comply with the provisions of and perform its obligations under this Charge;

      5.9 this Deed does not and will not conflict with or result in any breach or constitute a default under any law or regulation of any governmental or judicial authority or document, agreement, instrument or obligation to which the Chargor is a party or by which the Chargor is bound;

      5.10 all necessary authorisations, licences, approvals and consents to enable or entitle the Chargor to enter into and perform its obligations under this Deed have been obtained and will remain in force and effect at all times during the subsistence of the security constituted by this Deed;

      5.11 in executing, delivering, performing and complying with this Deed the Chargor will not contravene any existing applicable law, statute, decree, rule, order or regulation in any jurisdiction to which it or any of its assets or revenues is subject nor will contravene any order, judgment, injunction, decree, resolution, determination or award of any court or any judicial, administrative or government authority in any jurisdiction applicable to the Chargor or its assets and revenues;

      5.12 save as otherwise disclosed to the Secured Party in writing before the signing of the Share Purchase Agreement, there is no litigation, arbitration or administrative procedure taking place, pending or, to the actual knowledge of the Chargor (after having made due enquiry) threatened against the Chargor which in any way whatsoever could affect the Charged Property or the rights of the Chargor in respect of the Charged Property;

      5.13 the Company is validly incorporated and registered as a exempted limited liability company in and under the laws of Bermuda and, if so reasonably required by the Secured Party and at the expense of the Chargor, the Chargor shall, at any time apply to the appropriate authorities for the official form of certificate of compliance relating to the continued corporate existence of the Company and shall if the same is issued from the relevant authority deliver the same to the Secured Party;

      5.14 until notified in writing to the contrary by the Chargor to the Secured Party, the Company is a public company being listed on NASDAQ; and

      5.15 any proceedings taken in Hong Kong in relation to this Deed, the choice of Bermuda law as the governing law of this Deed and any judgment obtained in Bermuda will be recognised and enforced.

6.    FURTHER ASSURANCE

            The Chargor shall, at his or her own expense, execute and do all such assurances, acts and things as the Secured Party may require or consider desirable under the laws of Bermuda (and the laws of any other jurisdiction where the Security Shares are listed and/or the listing rules and regulations of the exchange on which the Security Shares are listed) to enable the Secured Party to create, perfect or protect the security intended to be created hereby over the Charged Property or any part thereof or to facilitate the realisation of any parts of the Charged Property or the exercise of any powers, authorities and discretions vested in the Secured Party in relation to any part of the Charged Property, or in any delegate or sub-delegate thereof. To that intent, and without prejudice to the generality of the foregoing, the Chargor shall at any time if and when required by the Secured Party execute such further proxies, legal and other charges or assignments in favour of the Secured Party as the Secured Party shall from time to time require over all or any of the Charged Property and all rights relating thereto both present and future (including any bonus or substituted securities and any vendor's lien) and any other proxies, transfers and documents the Secured Party may from time to time require for perfecting its title to the same or for vesting or enabling it to vest the same in itself or its nominees or in any purchaser to secure the Secured Obligations or to facilitate the realisation of the Charged Property or the exercise of the powers conferred on the Secured Party. Such further charges or assignments to be prepared by or on behalf of Secured Party at the cost of the Chargor and shall contain an immediate power of sale whilst an Event of Default is subsisting without notice, a clause excluding section 29 of the Act, a clause excluding the restrictions contained in section 31 of the Act and such other clauses for the benefit of the Secured Party as the Secured Party may reasonably require.

7.    POWERS OF THE SECURED PARTY

      7.1 Upon the occurrence of an Event of Default or the death insolvency or bankruptcy of the Chargor or a demand being made for the payment of all or any of the Secured Obligations the security hereby constituted shall become immediately enforceable and the power of sale and other powers specified in Section 30 of the Act (applied in respect of personal property as well as real property) as varied or amended by this Charge shall be immediately exercisable upon and at any time thereafter and without prejudice to the generality of the foregoing the Secured Party without further notice to the Chargor:

            (a) may solely and exclusively exercise all voting and/or consensual powers pertaining to the Charged Property or any part thereof and may exercise such powers in such manner as the Secured Party may think fit; and/or

            (b) may (without prejudice to the obligations of the Chargor pay to the Secured Party the Dividend Payments as set out in the Share Purchase Agreement) receive and retain all dividends, interest or other moneys or assets accruing on or in respect of the Charged Property or any part thereof, such dividends, interest or other moneys or assets to be held by the Secured Party, until applied in the manner described in Clause 7.5, as additional security charged under and subject to the terms of this Charge and any such dividends, interest or other moneys or assets received by the Chargor after such time shall be held in trust by the Chargor for the Secured Party and paid or transferred to the Secured Party on demand; and/or

            (c) may sell, transfer, grant options over or otherwise dispose of the Charged Property or any part thereof at such place and in such manner and at such price or prices as the Secured Party may deem fit, and thereupon the Secured Party shall have the right to deliver, assign and transfer in accordance therewith the Charged Property so sold, transferred, granted options over or otherwise disposed of.

      7.2 Section 29 and Section 31 of the Act shall not apply to this Deed or to any other security given to the Secured Party pursuant hereto.

      7.3 For the avoidance of doubt, the powers of the Secured Party by virtue of this Deed shall not be limited to those specified in
            Section 30 of the Act. For the purpose of all powers conferred by statute, the Secured Obligations shall be deemed to have become due and payable on the date hereof.

      7.4 In exercising the powers referred to in Clause 7.1, the Charged Property or any part thereof may be sold or disposed of at such times and in such manner and generally on such terms and conditions and for such consideration as the Secured Party may think fit. Any such sale or disposition may be for cash, debentures or other obligations, shares, stock, securities or other valuable consideration and be payable immediately or by instalments spread over such period as the Secured Party may think fit. No purchaser or other person shall be bound or concerned to see or enquire whether the right of the Secured Party to exercise any of the powers hereby conferred has arisen or not or be concerned with notice to the contrary or with the propriety of the exercise or purported exercise of such powers.

      7.5 All money received by the Secured Party in the exercise of any powers conferred by this Deed shall be applied after the discharge of all liabilities having priority thereto in or towards satisfaction of the Secured Obligations in the following order of priority (save that the Secured Party may credit the same to a suspense account for so long and in such manner as the Secured Party may from time to time determine):

            first, in satisfaction of or provision for all costs, charges and expenses incurred and payments made by the Secured Party and of all remuneration due hereunder in each case, together with interest (as well after as before judgment and payable on demand) at the Default Rate from the date the same becomes due and payable until the date the same are unconditionally and irrevocably paid and discharged in full;

            second, in payment to the Secured Party to be first applied in or towards the discharge of the Secured Obligations;

            third, in retention of an amount equal to any part or parts of the Secured Obligations as are or are not then due and payable but which (in the sole and absolute opinion of the Secured Party) will or may become due and payable in the future and, upon the same becoming due and payable, in or towards satisfaction thereof in accordance with the foregoing provisions of this Clause 7.5; and

            fourth, after the end of the Security Period, in payment of the surplus (if any) to the relevant Chargor or other person entitled thereto.

      7.6 the Secured Party shall not be liable to account as mortgagee in possession in respect of all or any part of the Charged Property and shall not be liable for any loss upon realisation or for any neglect or default to present any interest coupon or any bond or stock drawn for repayment or for any failure to pay any call instalment or to accept any offer or to notify the Chargor of any such matter or for any negligence or default by its nominees, correspondents or agents or for any other loss of any nature whatesoever in connection with the Charged Property.

8.    DELEGATION

            The Secured Party may delegate by power of attorney or in any other manner to any person any right, power or discretion exercisable by them under this Deed. Any such delegation may be made upon the terms (including power to sub-delegate) and subject to any regulations which the Secured Party may think fit. The Secured Party will not be in any way liable or responsible to the Chargor for any loss or liability arising from any act, default, omission or misconduct on the part of any such delegate or sub-delegate, except to the extent that the Secured Party, delegate or sub-delegate is grossly negligent or guilty of willful misconduct.

9.    CONTINUING SECURITY

      9.1 The security constituted by this Deed shall be held by the Secured Party as a continuing security for the payment and discharge of the Secured Obligations and the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the Secured Obligations including wheresoever such payment or satisfaction is made pursuant to the insolvency or bankruptcy of the Chargor and shall be binding until all the Secured Obligations have been unconditionally and irrevocably paid and discharged in full.

      9.2 The Chargor waives any right he or she may have of requiring the Secured Party (or any Receiver, or trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any other person before claiming under or enforcing the security granted or taken under this Deed.

      9.3 No failure, delay or omission by the Secured Party or any receiver in exercising any right, power or remedy under this Deed shall impair such right, power or remedy or be construed as a waiver thereof nor shall any single or partial exercise of any such right, power or remedy preclude any further exercise thereof or the exercise of any other right, power or remedy.

      9.4 Any waiver by the Secured Party of any of the terms of this Deed or any consent or approval given by the Secured Party shall only be effective if given in writing and then only for the purpose and upon the terms and conditions for which it is given.

      9.5 Any settlement, release or discharge under this Deed or the Share Purchase Agreement shall be conditional upon no security or payment to the Secured Party being avoided or set aside or ordered to be refunded or reduced by virtue of any provision or enactment relating to insolvency, administration or liquidation for the time being in force or for any other reason and, if such condition is not satisfied, the Secured Party shall be entitled to receive from the Chargor on demand the value of such security or the amount of any such payment as if such settlement, release or discharge had not occurred.

      9.6 The Secured Party shall not be concerned to see or investigate the powers or authorities of the Chargor and moneys obtained or Secured Obligations incurred in the purported exercise of such powers or authorities or by any person purporting to be acting for or on behalf of the Chargor shall be deemed to form a part of the Secured Obligations, and "Secured Obligations" shall be construed accordingly.

      9.7 The Chargor agrees that, upon the occurrence of an Event of Default, the Secured Party shall be free to pursue all available remedies as the Secured Party in its absolute discretion considers appropriate in relation to the Charged Property without objection, opposition or interference from the Chargor, and that any rights to stay, enjoin, or which could otherwise delay or impede the remedies of the Secured Party against the Charged Property are hereby waived and released by the Chargor.

      9.8 The collateral constituted by this Deed shall be cumulative, in addition to and independent of every other security which the Secured Party may at any time hold for the Secured Obligations or any rights, powers and remedies provided by law. No prior security held by the Secured Party over the whole or any part of the Charged Property shall merge into the collateral constituted by this Deed.

      9.9 Until the Secured Obligations have been unconditionally and irrevocably satisfied and discharged in full to the satisfaction of the Secured Party, the Chargor shall not by virtue of any payment made hereunder on account of the Secured Obligations or by virtue of any enforcement by the Secured Party of its rights under, or the security constituted by, this Charge or by virtue of any relationship between or transaction involving, the Chargor and the Company (whether such relationship or transaction shall constitute the Chargor a creditor of the Company, a guarantor of the obligations of the Company or a party subrogated to the rights of others against the Company or otherwise howsoever and whether or not such relationship or transaction shall be related to, or in connection with, the subject matter of this Charge):

            (a) exercise any rights of subrogation in relation to any rights, security or moneys held or received or receivable by the Secured Party or any person;

            (b) exercise any right of contribution from any co-surety liable in respect of such moneys and liabilities under any other guarantee, security or agreement;

            (c) exercise any right of set-off or counterclaim against the Company or any such co-surety;

            (d)   receive,   claim  or  have  the   benefit   of  any   payment,
                  distribution, security or indemnity from the Company or any such co-surety; or

            (e) unless so directed by the Secured Party (when the Chargor will prove in accordance with such directions), claim as creditor of the Company or any such co-surety in competition with the Secured Party.

            The Chargor shall hold in trust for the Secured Party and forthwith pay or transfer (as appropriate) to the Secured Party any such payment (including an amount equal to any such set-off), distribution or benefit of such security, indemnity or claim in fact received by the Chargor.

      9.10 Until the Secured Obligations have been unconditionally and irrevocably satisfied and discharged in full to the satisfaction of the Secured Party, the Secured Party may at any time keep in a separate interest bearing account or accounts in the name of the Secured Party for as long as it may think fit, any moneys received, recovered or realised under this Charge or under any other guarantee, security or agreement relating in whole or in part to the Secured Obligations without being under any intermediate obligation to apply the same or any part thereof in or towards the discharge of such amount.

      9.11 The Chargor confirms that he is a sophisticated business man and that prior to entering into this Deed, he has taken such advice (including without limitation, legal advice) as to his liabilities and obligations hereunder as he considers necessary.

10.   DISCHARGE OF SECURITY

            Subject to the provisions of Clause 9, upon the expiry of the Security Period (but not otherwise), the Secured Party will, or will procure that at the request and cost of the Chargor, transfer to the same all of the Secured Party's right, title and interest in or to the Charged Property free from this Deed.

11.   POWER OF ATTORNEY

      11.1 The Chargor, by way of security, irrevocably appoints (so as to bind both himself and his estate representatives) the Secured Party to be its attorney and in its name, on its behalf and as its act and deed to execute, deliver, complete and perfect all documents (including, but not limited to, any transfer forms and other instruments of transfer and any proxy) and do all things that the Secured Party may consider necessary for (a) carrying out any obligation imposed on the Chargor under this Agreement or (b) exercising any of the rights conferred on the Secured Party by this Deed or by law (including, after the security constituted by this Deed has become enforceable, the exercise of any right of a legal or a beneficial owner of the Charged Property). The Chargor shall ratify and confirm all things done and all documents executed by the Secured Party in the exercise of that power of attorney.

      11.2 The Secured Party shall have full power, with regard to all or any part of the Charged Property and either jointly and severally or otherwise as the Secured Party thinks fit, to appoint substitutes and to delegate all or any of these powers to such persons on such terms as it thinks fit, including power to authorise the person so appointed to make further appointments, and may vary or revoke such delegation at any time.

      11.3 The Chargor hereby agrees to ratify and confirm any deed, document, act or thing and all transactions which the Secured Party or any substitute or any delegatee may lawfully do or execute under this Clause or has done or executed under this Clause.

12.   INDEMNITY

            The Chargor hereby agrees fully to indemnify and hold harmless the Secured Party from and against all losses, actions, claims, expenses, taxes, demands and liabilities whether in contract, tort or otherwise and in respect of calls or other payments relating to the Charged Property now or hereafter incurred by it or by any nominee, correspondent, agent, officer or employee for whose liability, act or omission it may be answerable for anything done or omitted in the exercise or purported exercise of the powers herein contained or occasioned by any breach by the Chargor of any of its covenants or other obligations to the Secured Party, except to the extent that the Secured Party, nominee, correspondent, agent, officer or employee is grossly negligent or guilty of willful misconduct. The Chargor shall indemnify the Secured Party on demand and shall pay interest on the sums demanded at the Default Rate.

13.   CURRENCY

      13.1 All moneys received recovered or realised or held by the Secured Party under this Deed may from time to time be converted into such other currency as the Secured Party considers necessary or desirable to cover the Secured Obligations in that currency at the then prevailing commercial rate of exchange for purchasing that other currency with the existing currency.

      13.2 If and to the extent that the Chargor fails to pay the amount due on demand the Secured Party may in its absolute discretion without notice to the Chargor purchase at any time thereafter so much of any currency as the Secured Party considers necessary or desirable to cover so much of the Secured Obligations denominated in such currency at the then prevailing commercial rate of exchange for purchasing such currency with US$ Dollars or such other currency and the Chargor hereby agrees to indemnify the Secured Party against the full cost incurred by the Secured Party for such purpose.

      13.3 The Secured Party shall not be liable to the Chargor for any loss resulting from any fluctuation in exchange rates before or after the exercise of the foregoing powers.

      13.4 No payment to the Secured Party (whether under any judgment or court order or otherwise) shall discharge the obligation or liability of the Chargor in respect of which it has been made unless and until the Secured Party shall have received payment in full in the currency in which such obligation or liability was incurred and to the extent that the amount of any such payment shall on actual conversion into such currency fall short of such obligation or liability actual or contingent expressed in that currency the Secured Party shall have a separate cause of action against the Chargor and shall be entitled to enforce the charge hereby created to recover the amount of the shortfall.

14.   COSTS

      14.1 The Chargor shall on demand and on a full indemnity basis pay to the Secured Party the amount of all costs, fees, expenses and other liabilities (including legal fees and expenses) and any taxes thereon which the Secured Party incurs in connection with:

            (a)the negotiation, preparation, execution and delivery of this Deed and any other documents contemplated hereby now or at any time hereafter;

            (b)the  granting of or proposal  to grant any,  discharge,  release, waiver or consent or any variation of this Deed; and

            (c)the  preserving,  registration,  perfecting  or enforcing  of, or attempting to preserve, perfect or enforce, any of its rights under this Deed.

      14.2 The Chargor shall pay promptly all stamp, documentary, registration and other like duties or taxes including any penalties, fines, surcharges or interest relating hereto,

      14.2 which are imposed or chargeable on or in connection with this Deed provided that the Secured Party shall be entitled but not obliged to pay such duties or taxes whereupon the Chargor shall on demand indemnify the Secured Party against those duties and taxes and against any reasonable costs and expenses so incurred by the Secured Party in discharging them.

      14.3 The Chargor shall pay interest on all costs, fees, expenses and other liabilities and all duties and taxes from the date such obligations or liabilities are due owing or incurred until the date of the payment (both before and after any demand or relevant judgment in favour of the Secured Party or insolvency or bankruptcy of the Chargor) at the Default Rate.

15.   NOTICES

      15.1 Any notice, request, demand or other communication under or in respect of this Deed shall be in writing and in the English language and delivered to such party at the address appearing below (or at such other address as the party may hereafter specify by notice in writing):

            (a)   In the case of the Chargor:

            Address: 22/F Vita Tower A, 29 Wong Chuk Hang Road, Aberdeen, Hong Kong
            Fax : 00 852 2873 0369

            (b)   In the case of the Secured Party:

            Address: P.O. Box 219GT Strathvale House, North Church Street, George Town, Grand Cayman, Cayman Islands, British West Indies

            Fax: 1 345 949 4590
            Attention: William R. Seitz

      15.2 Any notice, request, demand or other communication shall be deemed to be received:

            (a)   if sent by post, on receipt by the addressee;

            (b)   if sent by registered  air-mail,  on receipt by the addressee;
                  and

            (c) if sent by fax, on successful completion of its transmission as per transmission report from the machine from which the fax was sent, save that if such notice, communication or document is received after normal working hours (which shall be deemed to be 8.30 a.m. and 5.30 p.m. on any Business Day in the country of the recipient), such notice, communication or document shall be deemed to have been received on the next Business Day.

      15.3 Any communication or document to be made or delivered to the Secured Party shall be effective only when received by the Secured Party and then only if the same is expressly marked for the attention of the department or officer identified in Clause

            15.1 or such other department or officer as the Secured Party shall from time to time specify for this purpose.

      15.4 For the avoidance of doubt, notice given under this Deed shall not be validly served if given by e-mail.

16.   ASSIGNMENTS

      16.1 This Deed shall be binding on, and inure to the benefit of, the parties hereto and their successors, heirs, personal representatives, estates, estate representatives, permitted assigns and permitted transferees.

      16.2 The Secured Party may assign and transfer all of its rights and obligations hereunder to any assignee or transferee without the consent of the Chargor. The Secured Party shall notify the Chargor following any such assignment or transfer.

      16.3 The Chargor may not assign or transfer all or any part of its rights or obligations under this Deed without the prior written consent of Secured Party, which the Secured Party shall have full power and discretion to withhold.

17.   THIRD PARTIES

            No purchaser from, or other person dealing with the Secured Party shall be concerned to enquire whether any of the powers which the Secured Party has exercised or purported to exercise has arisen or become exercisable, or whether the Secured Obligations remain outstanding, or whether any event has happened to authorise the Secured Party to act or as to the propriety or validity of the exercise or purported exercise of any such power; and the title and position of such a purchaser or such power shall not be impeachable by reference to any of those matters.

18.   PARTIAL INVALIDITY

            If, at any time, any one or more of the provisions of this Deed is or becomes illegal, invalid or unenforceable in any respect or the security intended to be created by this Deed is ineffective under any law of any jurisdiction, neither the legality, validity, enforceability of the remaining provisions of this Deed nor the effectiveness of any of the remaining security under the laws of any other jurisdiction shall be in any way affected or impaired as a result.

19.   COUNTERPARTS

            This Deed may be executed in any number of counterparts, each of which when executed and delivered constitutes an original of this Deed, but all the counterparts shall together constitute one and the same Deed. No counterpart shall be effective until each party has executed at least one counterpart.

20.   GOVERNING LAW AND JURISDICTION

      20.1 This Deed shall be governed by, and construed in accordance in all respects with, the laws of Bermuda.

      20.2 The Chargor hereby irrevocably and unconditionally agrees for the exclusive benefit of the Secured Party that the Courts of Bermuda shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute arising out of or in connection with this Deed and for such purposes irrevocably submits to the jurisdiction of such Courts.

      20.3 The Chargor irrevocably waives, now and in the future, any objection to the Courts of Bermuda having jurisdiction to hear and determine any proceedings on the grounds that such Courts are inappropriate or an inconvenient forum.

      20.4 Nothing contained in this Deed shall limit the right of the Secured Party to take proceedings with respect to this Deed in any other Court of competent jurisdiction nor shall the taking of any such proceedings in one or more jurisdictions preclude the taking of proceedings in any other jurisdictions, whether concurrently or not.

IN WITNESS WHEREOF the parties hereto have executed this Deed the day and year first above written with the intent that it shall constitute a deed in accordance with the laws of Bermuda and with the intent that it shall be specifically enforceable.


SCHEDULE 1
----------

--------------------------------------------------------------------------------
SHAREHOLDER                  NUMBER OF        DESCRIPTION
                             SHARES
--------------------------------------------------------------------------------
Merle A. Hinrich             350,719          Common Shares of  US$.01 each,  in
                                              the  share   capital   of  Global
                                              Sources Ltd.  represented  on the
                                              date hereof by share  certificate
                                              number G1146
--------------------------------------------------------------------------------
Merle A. Hinrich             501,028          Common Shares of  US$.01 each,  in
                                              the  share   capital   of  Global
                                              Sources Ltd.  represented  on the
                                              date hereof by share  certificate
                                              number G1145
--------------------------------------------------------------------------------
Merle A. Hinrich             350,719          Common Shares of  US$.01 each,  in
                                              the  share   capital   of  Global
                                              Sources Ltd.  represented  on the
                                              date hereof by share  certificate
                                              number G1148
--------------------------------------------------------------------------------
Merle A. Hinrich             350,719          Common Shares of  US$.01 each,  in
                                              the  share   capital   of  Global
                                              Sources Ltd.  represented  on the
                                              date hereof by share  certificate
                                              number G1147
--------------------------------------------------------------------------------
Merle A. Hinrich             350,719          Common Shares of  US$.01 each,  in
                                              the  share   capital   of  Global
                                              Sources Ltd.  represented  on the
                                              date hereof by share  certificate
                                              number G1149
--------------------------------------------------------------------------------
Merle A. Hinrich             350,719          Common Shares of  US$.01 each,  in
                                              the  share   capital   of  Global
                                              Sources Ltd.  represented  on the
                                              date hereof by share  certificate
                                              number G1150
--------------------------------------------------------------------------------
Merle A. Hinrich             350,719          Common Shares of  US$.01 each,  in
                                              the  share   capital   of  Global
                                              Sources Ltd.

--------------------------------------------------------------------------------
                                              represented  on the date hereof by
                                              share certificate number G1151
--------------------------------------------------------------------------------
Merle A. Hinrich             350,719          Common Shares of  US$.01 each,  in
                                              the  share   capital   of  Global
                                              Sources Ltd.  represented  on the
                                              date hereof by share  certificate
                                              number G1152
--------------------------------------------------------------------------------
Merle A. Hinrich             350,720          Common Shares of  US$.01 each,  in
                                              the  share   capital   of  Global
                                              Sources Ltd.  represented  on the
                                              date hereof by share  certificate
                                              number G1153
--------------------------------------------------------------------------------
Merle A. Hinrich             350,720          Common Shares of  US$.01 each,  in
                                              the  share   capital   of  Global
                                              Sources Ltd.  represented  on the
                                              date hereof by share  certificate
                                              number G1154
--------------------------------------------------------------------------------
Merle A. Hinrich             350,720          Common Shares of  US$.01 each,  in
                                              the  share   capital   of  Global
                                              Sources Ltd.  represented  on the
                                              date hereof by share  certificate
                                              number G1155
--------------------------------------------------------------------------------
Hung Lay Si Co. Ltd.         13,667,132       Common Shares of  US$.01 each,  in
(But     following    the                     the  share   capital   of  Global
purchase   of  the   Sale                     Sources Ltd.  represented  on the
Shares  pursuant  to  the                     date hereof by share  certificate
terms   of   the    Share                     number G2018 and,  following  the
Purchase  Agreement,  the                     sale  and  purchase  of the  Sale
Shareholder    shall   be                     Shares  pursuant  to the terms of
Merle A. Hinrich)                             the  Share  Purchase   Agreement,
                                              such      replacement       share
                                              certificate.
--------------------------------------------------------------------------------

SCHEDULE 2
----------
SHAREHOLDER'S PROXY
-------------------

Merle A. Hinrich ("Chargor"), being the legal and beneficial owner of shares ("Security Shares") in Global Sources Ltd. ("Company") as listed at the foot of this Proxy HEREBY APPOINTS Hung Lay Si Co Limited ("Secured Party") acting with full power of substitution as the agent and proxy of the Chargor to vote the Security Shares in the name, place and stead of the Chargor at all or any meetings of the shareholders of the Company as fully as the Chargor would do if personally present and to waive notice of any such meeting, hereby revoking with effect from the date hereof all or any proxies previously given in favour of any other person or persons in relation to the Security Shares.

The Chargor has granted an assignment and charge over the Security Shares in favour of the Secured Party by a Deed dated November 2003 ("Charge") and this proxy is given by way of security and shall remain irrevocable for as long as the charge and assignment shall remain in force.

Dated: ___ November 2003


----------------------------------------------------
The Chargor
in the presence of:


----------------------------------------------------

Witness (Signature):

Witness Name (Print):
Witness Address (Print):

The Shares

17,675,353 Common Shares of US$.01 each in the share capital of Global Sources Ltd.

SIGNATORIES
-----------

CHARGOR

Executed as a Deed by:
MERLE A. HINRICH

in the presence of:

Witness signature:

Name in Print:
Address:
Occupation:

SECURED PARTY

The Common Seal of:                    )
HUNG LAY SI CO LIMITED                 )
was affixed in the presence of         )
                                       )
--------------------------             )
Authorised Signatory:                  )

THE QG TRUSTEE

The Common Seal of:                    )
HILL STREET TRUSTEES LIMITED         )
Was affixed in the presence of:        )

                                       )
--------------------------             )
Authorised Signatory:                  )

                                       )
--------------------------             )
Authorised Signatory:                  )

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed the day and year first before written.

SIGNED by Richard Francis Valpy Jeune for and on behalf of the QG Trustee in the presence of: -

Witnesses:

1)    Signature:
      Name:
      Occupation:
      Address:

2)    Signature:
      Name:
      Occupation:
      Address:

The Common Seal of:

Hung Lay Si Co Limited was affixed in the presence of:-


Authorised Signatory:




Executed as a Deed by

MERLE A. HINRICH

in the presence of:-

Witness signature:




Name in Print:

Address:

Occupation: